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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     TRW has no parent or parents. As of December 31, 1999, certain of its subsidiaries, some of which also have subsidiaries, were as follows:


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

                                                                                  Percentage of
                                                         Organized under        voting securities
          Name                                            the laws of               owned (1)
          ----                                            -----------           -----------------
BDM International, Inc. which owns                        Delaware                  100.00%
 Vinnell Corporation                                      Delaware                  100.00%

TRW Automotive Espana, S.A.                               Spain                     100.00%

TRW Automotive Holding Company                            Delaware                  100.00%

TRW Automotive Products Inc. which owns,                  Delaware                  100.00%
directly or indirectly,
 TRW Delaware Inc.                                        Delaware                  100.00%
 TRW Automotive Safety Systems Inc.                       Delaware                  100.00%
 TRW UK Holding Limited                                   United Kingdom            100.00%
 TRW Automotive UK Limited                                United Kingdom            100.00%
 LucasVarity Limited                                      United Kingdom            100.00%
 Lucas Industries Limited                                 United Kingdom            100.00%
 Lucas Automation & Control Engineering Inc.              Virginia                  100.00%
 Lucas-TVS Limited                                        India                      52.50%
 Lucas Investments Ltd.                                   United Kingdom            100.00%
 Lucas France S.A.S.                                      France                    100.00%
 Lucas Limited                                            United Kingdom            100.00%
 Lucas Systemes de Freinage S.A.S.                        France                    100.00%
 Societe d'Application des Machine Motrices S.A.S.        France                    100.00%
 TRW Deutschland Holding GmbH                             Germany                   100.00%
 Lucas Deutschland GmbH                                   Germany                   100.00%
 Lucas Automotive GmbH                                    Germany                   100.00%
 TRW Automotive Safety Systems Holding GmbH               Germany                   100.00%
 TRW Airbag Systems GmbH & Co. KG                         Germany                    99.99%
 TRW Automotive Safety Systems GmbH & Co. KG              Germany                   100.00%
 TRW Deutschland GmbH                                     Germany                   100.00%
 TRW Automotive Electronics & Components GmbH & Co. KG    Germany                   100.00%
 TRW Fahrwerksysteme GmbH & Co. KG                        Germany                   100.00%
 TRW Occupant Restraints Systems GmbH & Co. KG            Germany                   100.00%
 TRW Automotive Systems Limited                           United Kingdom            100.00%
 TRW LucasVarity Electric Steering Limited                United Kindgom            100.00%
 TRW Steering Systems Limited                             United Kingdom            100.00%
 LucasVarity Inc.                                         Delaware                  100.00%
 NEWCO Investment Co.                                     Michigan                  100.00%
 Varity Automotive Inc.                                   Delaware                  100.00%
 Kelsey-Hayes Company                                     Delaware                  100.00%
 Kelsey-Hayes Canada Limited                              Canada                    100.00%
 VarityKelsey-Hayes Comercial Ltda.                       Brazil                    100.00%
 Freios Varga S.A.                                        Brazil                     99.00%
 Lucas Western Inc.                                       Delaware                  100.00%

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

                                                                                  Percentage of
                                                         Organized under        voting securities
          Name                                            the laws of               owned (1)
          ----                                            -----------           -----------------
TRW Canada Limited, which owns                            Canada                    100.00%
 Quality Safety Systems Company                           Canada                     60.00%
 TRW Automotive Brasil Ltda.                              Brazil                    100.00%

TRW Export Sales B.V. which, in turn, owns                Netherlands               100.00%
 TRW Netherlands Finance B.V.                             Netherlands               100.00%
 TRW Netherlands Finance International B.V.               Netherlands               100.00%
 TRW Netherlands Holding B.V.                             Netherlands               100.00%

TRW France S.A.                                           France                    100.00%

TRW Italia S.p.A.                                         Italy                     100.00%

TRW Koyo Steering Systems Company                         Tennessee                  51.00%

TRW Microwave Inc.                                        California                100.00%

TRW Netherlands B.V.                                      Netherlands               100.00%

TRW Overseas Finance N.V.                                 Netherlands               100.00%

TRW Sabelt S.p.A. which owns                              Italy                      90.00%
 TRW Air Bag Systems s.r.l.                               Italy                     100.00%

TRW Steering Systems Japan Co. Ltd.                       Japan                     100.00%

TRW Vehicle Safety Systems Inc., which owns               Delaware                  100.00%
 TRW Safety Systems Inc.                                  Delaware                  100.00%
 TRW Technar Inc.                                         California                100.00%

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(1)  Total percentages held by TRW and/or its subsidiaries, disregarding
     Directors' qualifying shares, if any.

   The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.